Exhibit 3.7

CERTIFICATE OF FORMATION

OF

GENERAL BINDING LLC

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This Certificate of Formation of General Binding LLC, is being duly executed and filed by John Moynihan, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

1.                                      The name of the limited liability company is General Binding LLC.

2.                                      The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, New Castle County.  The name of its registered agent at such address is Corporation Service Company.

3.                                      This Certificate of Formation shall be effective upon filing with the Secretary of State of the State of Delaware, with an effective date of June 30, 2012.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of General Binding LLC this 31 day of May, 2012.

/s/ John Moynihan
John Moynihan
Authorized Person